UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

Non-Invasive Monitoring Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY SHAREHOLDERS IN LIEU OF A MEETING

Dear Shareholder:

We are writing to advise you of certain action taken by the written consent, which we refer to as the Written Consent, of the majority shareholders of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company,” “NIMS,” “we,” “us” or “our”), on January 11, 2019. Pursuant to the Written Consent, our majority shareholders, who we refer to collectively as the Majority Shareholders, approved:

●	an amendment to our Articles of Incorporation, as amended, to change the corporate name of the Company to “IRA Financial, Inc.”; and

●	an amendment to our Articles of Incorporation, as amended, to provide that holders of not less than 50% of the Company’s voting power shall be entitled to call a special meeting of the shareholders.

We refer to the two amendments described above collectively as the Amendment. Additional details of the Amendment are set forth in the accompanying Information Statement. The complete text of the Amendment is attached as Annex A to the accompanying Information Statement. The Amendment will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

Please note that no action is required by you.

This Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our shareholders of the actions taken by the Written Consent before they become effective. In accordance with Rule 14c-2 under the Exchange Act, the actions taken by the Written Consent will become effective no sooner than twenty (20) calendar days after the date on which this Information Statement is sent or given to our shareholders. You are urged to read the attached Information Statement in its entirety.

By order of the Board of Directors,

Jane H. Hsiao, Ph.D., M.B.A.
Interim Chief Executive Officer
Chairman of the Board of Directors

February , 2019

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT FEBRUARY   , 2019. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED
IN CONNECTION WITH THIS INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement, we refer to Non-Invasive Monitoring Systems, Inc. as the Company, NIMS, we, us, and our.

This Information Statement is being mailed on or about February   , 2019 to our shareholders of record as of the close of business on February   , 2019. This Information Statement is furnished in connection with actions taken by the written consent of our majority shareholders on January 11, 2019, which we refer to as the Written Consent. The actions taken by the Written Consent will not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to shareholders in accordance with the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, referred to as the Exchange Act.

Pursuant to the Written Consent, our shareholders, referred to as the Majority Shareholders, holding a majority of our outstanding common stock, par value $0.01 per share, referred to as Common Stock, and together comprising approximately 61% of the voting power of our outstanding voting securities approved:

●	an amendment to our Articles of Incorporation, as amended, to change the corporate name of the Company to “IRA Financial, Inc.”; and

●	an amendment to our Articles of Incorporation, as amended, to provide that holders of not less than 50% of the Company’s voting power shall be entitled to call a special meeting of the shareholders.

We refer to the two amendments described above collectively as the Amendment. Additional details of the Amendment are set forth in this Information Statement. The complete text of the Amendment is attached as Annex A to this Information Statement. The Amendment will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this Information Statement are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook,” “goal” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements about future operating results, are forward-looking statements, including statements regarding, among other items, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors exist that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements. Some of such factors are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2018 and in similarly-titled sections of reports filed by us with the U.S. Securities and Exchange Commission subsequent to such Annual Report.

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COMPANY OVERVIEW

We were incorporated under the laws of the State of Florida on July 16, 1980. Our offices are located at 4400 Biscayne Boulevard, Suite 180, Miami, Florida, 33137, and our telephone number is (305) 575-4200.

We are primarily engaged in the development, manufacture and marketing of non-invasive, whole body periodic acceleration therapeutic platforms, which are intended as aids to increase local circulation and temporary relief of minor aches and pains, produce local muscle relaxation and reduce morning stiffness.

Recent Developments

Exchange Agreement with IRA Financial

On December 3, 2018, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission, referred to as the SEC, on December 4, 2018, we entered into an Equity Exchange Agreement, referred to as the Exchange Agreement, with IRA Financial Trust Company, a South Dakota trust corporation, IRA Financial Group LLC, a Florida limited liability company, which we refer to together with IRA Financial Trust Company as IRA Financial, Adam Bergman and Fred Horner, who we refer to collectively as the Equityholders. Upon the terms and subject to the conditions contained in the Exchange Agreement, we will issue to the Equityholders shares of a newly-designated series of our convertible preferred stock, which we refer to as the Exchange Shares, in exchange for 100% of the issued and outstanding equity in IRA Financial, which we refer to as the Exchange.

Subject to our compliance with Rule 14c-2(b) under the Exchange Act, we expect that the Amendment will become effective upon our consummation of the Exchange, including the change of our name to IRA Financial, Inc.

Upon consummation of the Exchange, the Exchange Shares, on an as-converted basis, will comprise 85% of the issued and outstanding shares of our Common Stock, on a fully-diluted basis, after giving effect to the conversion or exchange of substantially all of our issued and outstanding preferred stock (other than the Exchange Shares) and all of our indebtedness, in each case for shares of Common Stock, together with our consummation of $1.25 million in private equity financing, all as contemplated by the terms of the Exchange Agreement.

Debt Exchange and PIPE

Additionally, as previously reported in our Current Report on Form 8-K filed with the SEC on December 28, 2018, in connection with the Exchange Agreement, on December 21, 2018, we entered into stock purchase agreements with Frost Gamma Investments Trust, referred to as FGIT, a trust controlled by Dr. Philip Frost, and Jane Hsiao, Ph.D., the Company’s Chairman and Interim CEO. Pursuant to the purchase agreements, we issued and sold to FGIT and Dr. Hsiao an aggregate of 8,571,428 shares of Common Stock, referred to as the PIPE Shares, at a purchase price of $0.07 per share. Each of FGIT and Dr. Hsiao beneficially owned in excess of 10% of our issued and outstanding shares of Common Stock prior to the issuance of the PIPE Shares and the Debt Exchange Shares (as defined below).

Also on December 21, 2018, we entered into a Debt Exchange Agreement with FGIT, Dr. Hsiao, Hsu Gamma Investments LP, referred to as HSU Gamma, Marie Wolf and Frost Real Estate Holdings, LLC, who we collectively refer to as the Creditors, pursuant to which we issued to the Creditors or designees thereof an aggregate of 53,321,804 shares of Common Stock, which we refer to as the Debt Exchange Shares, in exchange for aggregate indebtedness for borrowed money and unpaid rent, including principal and accrued and unpaid interest thereon, of $3,732,526.17 held by the Creditors, which indebtedness was cancelled upon issuance of the Debt Exchange Shares. We issued the Debt Exchange Shares at a price of $0.07 per share.

Pursuant to the Debt Exchange Agreement, we satisfied and discharged all of our obligations under certain previously reported promissory notes, which are identified in the Debt Exchange Agreement, and that certain Note and Security Agreement, dated as of March 31, 2010, by and among us, FGIT and Hsu Gamma, referred to as the Credit Agreement, and terminated the Credit Agreement, including all commitments of the lenders to lend thereunder and the lenders’ security interest in all collateral identified therein, which included substantially all of our personal property.

The PIPE Shares and the Debt Exchange Shares comprised approximately 43.9% of our issued and outstanding shares of Common Stock immediately after the issuance thereof, as of the date of such issuance. We issued such shares in connection with, and as contemplated by, the Exchange Agreement.

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THE AMENDMENT

Pursuant to the Amendment: (i) the name of the Company will change to “IRA Financial, Inc.”; and (ii) the call by shareholders of a special meeting of the Company’s shareholders will require not less than 50% of the Company’s voting power to call such a meeting. We are effecting the Amendment in connection with the transactions contemplated by the Exchange Agreement. Subject to our compliance with Rule 14c-2(b) under the Exchange Act, we expect that the Amendment will become effective upon our consummation of the Exchange, including the change of our name to IRA Financial, Inc.

Prior to filing the Amendment reflecting the name change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form. Upon the effectiveness of the name change, the Company will be known as IRA Financial, Inc. and will apply for a new symbol under which the Common Stock will trade. The Common Stock will also have a new CUSIP number. Shareholders will not be required to tender their shares of Common Stock for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number. Until approval of the name change by FINRA and issuance by FINRA of the Company’s new ticker symbol following the filing of the Amendment with the Department of State of the State of Florida, the Company’s Common Stock will continue to trade on the OTCBB under its current ticker symbol “NIMU.OB.” Following such approval, we anticipate that the Common Stock will trade on the OTCBB under a new ticker symbol.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 19, 2019 concerning the beneficial ownership of our voting stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of any class of voting stock, (ii) each of our directors, (iii) each of our current executive officers and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common or preferred stock, as applicable, subject to options and warrants, or underlying other convertible securities, held by such person that are exercisable or convertible as of February 19, 2019, or that will become exercisable or convertible within 60 days thereafter are deemed outstanding for purposes of such person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of everyone is c/o Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137. The following information is based upon information provided to us or filed with the SEC by the shareholders.

	Common Stock		Series C Convertible Preferred Stock
Name	No. of Shares Beneficially Owned	Percent of Class (1)	No. of Shares Beneficially Owned	Percent of Class (1)

Jane H. Hsiao, Ph.D., Chairman of the Board and Interim CEO (2)	43,455,734	28.1%	—	*
Marvin A. Sackner, M.D., Director	15,000	*	—	*
Morton Robinson, M.D., Director (3)	1,020,320	*	1,073	1.7%
Steven D. Rubin, Director	100,000	*	—	*
Subbarao V. Uppaluri, Ph.D., Director	—	*	—	*
James J. Martin, Chief Financial Officer	25,000	*	—	*
All Directors and Executive Officers as a group (6 Persons)		28.8%	1,073	1.7%

5% Holders:
Phillip Frost, M.D. (4)	54,703,450	35.3%	525	*
Frost Gamma Investments Trust (5)	54,702,825	35.3%	500	*
Hsu Gamma Investments, L.P.	24,553,600	15.9%	—	*

*	Less than 1%
(1)	Based on 154,814,655 shares of Common Stock and 62,048 shares of Series C Convertible Preferred Stock (“Series C Preferred”) outstanding as of February 19, 2019. Each share of Series C Convertible Preferred Stock is convertible into 25 shares of Common Stock, is entitled to one vote and votes together with the Common Stock on all matters submitted to shareholders.
(2)	Includes 24,553,660 shares of Common Stock held by Hsu Gamma Investments LP, a Delaware limited partnership (“Hsu Gamma”), of which Dr. Hsiao is the general partner. Also includes 2,150,000 shares of Common Stock held by the Chin Hsiung Hsiao Family Trust A (the “Family Trust”), of which Dr. Hsiao is the trustee and her three children are the sole and exclusive beneficiaries. Dr. Hsiao disclaims beneficial ownership of the securities held by each of Hsu Gamma and the Family Trust, except to the extent of her pecuniary interest therein.
(3)	Includes 186,159 shares held jointly with Dr. Robinson’s spouse and 26,250 shares owned by Dr. Robinson’s spouse. Includes 26,829 shares of Common Stock which may be acquired upon conversion of 1,073 shares of Series C Preferred.
(4)	Includes 625 shares of Common Stock issuable upon conversion of 25 shares of Series C Preferred. Also includes 54,690,325 shares of Common Stock and 12,500 shares of Common Stock issuable upon conversion of 500 shares of Series C Preferred, in each case held by Frost Gamma Investments Trust, of which Dr. Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of all securities held by Frost Gamma Investments Trust, except to the extent of his pecuniary interest therein.
(5)	Includes 12,500 shares of Common Stock issuable upon conversion of 500 shares of Series C Preferred.

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CHANGE OF CONTROL

Pursuant to the Exchange Agreement, upon consummation of the Exchange, we will issue the Exchange Shares to the Equityholders in exchange for 100% of the issued and outstanding equity in IRA Financial. Following the Exchange, IRA Financial’s former shareholders will hold approximately 85% of our Common Stock on a fully-diluted basis.

Additionally, following the Exchange, our Board shall consist of five directors, three of whom shall be directors designated by IRA Financial, and two of whom shall be directors designated by us.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Our shareholders are not entitled under the Florida Business Corporation Act, our Articles of Incorporation or our Bylaws to dissenters’ rights due to the approval of the Amendment, as described in this Information Statement.

DISTRIBUTION OF THE INFORMATION STATEMENT

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You may request delivery of a separate copy of this Information Statement and any future annual reports and information statements at no cost by writing to us at Non-Invasive Monitoring Systems, Inc. Investor Relations, 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 or telephoning us at (305) 575-4200.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov.

You may request a copy of these filings at no cost by writing us at Non-Invasive Monitoring Systems, Inc. Investor Relations, 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 or telephoning us at (305) 575-4200.

Statements contained in this Information Statement concerning the provisions of any documents are summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

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NO SOLICITATION OF PROXIES

This Information Statement is furnished to shareholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Shareholders. No action is required upon the part of any other shareholder, and no proxy is being solicited.

By order of the Board of Directors,

Jane Hsiao, Ph.D., M.B.A.
Interim Chief Executive Officer
Chairman of the Board of Directors

February , 2019

7

Annex A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION
OF
NON-INVASIVE MONITORING SYSTEMS, INC.

Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Corporation”), hereby certifies, pursuant to and in accordance with Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), for the purpose of filing these Articles of Amendment to the Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (these “Amended Articles”) with the Department of State of the State of Florida, that:

1.	The name of the Corporation is Non-Invasive Monitoring Systems, Inc.

2.	Article I of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE I

The name of this corporation is “IRA Financial, Inc.”

3.	The Articles of Incorporation of the Corporation are hereby amended to add a new Article IX, which shall read in its entirety as follows:

“ARTICLE IX

Shareholders of the Corporation holding not less than 50% of the Corporation’s voting power shall be entitled to call a special meeting of the Corporation’s shareholders.”

4.	These Amended Articles were adopted and approved on December 13, 2018 by the Corporation’s Board of Directors and on January 11, 2019 by a written consent of the Corporation’s shareholders pursuant to Section 607.0704 of the FBCA (the number of votes cast in favor of these Amended Articles was sufficient for approval thereof, and the number of votes cast by each voting group entitled to vote separately on these Amended Articles was sufficient for approval thereof by that voting group). These Amended Articles shall be effective upon filing with the Department of State of the State of Florida.

IN WITNESS WHEREOF, the Corporation has caused these Amended Articles to be executed by a duly authorized officer of the Corporation as of this __ day of _______, 2019.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:
Joshua B. Weingard
Secretary

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